Exhibit 10.1

July 27, 2005

Mr. Bill Mitcham

Mitcham Industries, Inc.

P. O. Box 1175

Huntsville, Texas  77342

                Re:          Lease Agreement No. C001887

Dear Mr. Mitcham:

Effective July, 2005, Quantum Geophysical, Inc. (“Quantum”) is electing to exercise its option to purchase a 5040 channel RSR System II, more fully described in Mitcham Industries, Inc. (“Mitcham”) Lease Agreement No. C001887.

Quantum will be obligated to make the following payments to Mitcham to satisfy the option; (i) monthly payments of $167,225 for the period July, 2005 through April, 2006 and (ii) a final payment of $81,100 in May, 2006.  Upon timely receipt of the above payments, Quantum will have satisfied the obligations contained in the above referenced lease agreement and title to the optioned equipment shall pass to Quantum.

Please acknowledge your agreement and acceptance of the above terms by signing and dating in the space provided below.

Agreed and Accepted		Lynn A. Turner
Mitcham Industries, Inc.
/s/ Lynn A. Turner

By:	/s/ Bill Mitcham	President
Bill Mitcham

Date:	8/8/05